UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2017

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	On September 20, 2017, Amedica Corporation (the “Registrant”) informed BDO USA, LLP (“BDO”) of their dismissal as its independent registered public accounting firm. The dismissal was authorized by the Audit Committee of the Registrant’s Board of Directors. On the same date, the Audit Committee engaged Tanner LLC (“Tanner”) as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The report of BDO on the consolidated financial statements of the Registrant for the fiscal year ended December 31, 2016 did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report indicated that there was substantial doubt as to the Company’s ability to continue as a going concern.

In connection with the audit of the Registrant’s financial statements for fiscal year ended December 31, 2016, there were no disagreements between the Registrant and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with in their audit report on the Registrant’s consolidated financial statements..

During the fiscal year ended December 31, 2016, and through the date of the filing of this Form 8-K, there were no reportable events, as that term is described in Item 304(a)(1)(v) of Regulation S-K, except with respect to the material weaknesses discussed below, which is disclosed in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

In connection with the audit of the Registrant’s financial statements for the year ended December 31, 2016, BDO identified material weaknesses in the Registrant’s internal control over financial reporting and advised the Registrant that the internal controls necessary for the Registrant to develop reliable financial statements do not exist. More specifically, BDO advised us of the following material weaknesses:

Control Environment and Risk Assessment – The Company did not have an effective control environment with the structure necessary for effective internal controls over financial reporting. Further, the Company did not have an effective risk assessment to identify and assess risks associated with changes to the Company’s structure and the impact on internal controls. With the dismissal of the Company’s CFO, the Company did not have appropriately qualified personnel to meet the Company’s control objectives. The Company does not have personnel with an appropriate level of GAAP knowledge and experience to properly review and evaluate the work performed by other Company personnel and experts related to complex accounting matters.

Control Activities – The Company did not have control activities that were designed and operating effectively including management review controls, controls related to monitoring and assessing the work of consultants, and controls to verify the completeness and adequacy of information. Specifically, the Company did not have procedures for competent personnel to review work performed by experts in relation to complex debt and equity transactions and impairment evaluations.

Monitoring Activities – The Company did not maintain effective monitoring controls related to the financial reporting process. The Company did not effectively monitor the changes in internal control related to changes in the roles and responsibilities associated with the changes in personnel and organizational structure. The failure to properly monitor impacted the timing, accuracy, and completion of the work related to significant accounting matters.

The Audit Committee has discussed the identified material weaknesses with BDO. The Audit Committee has authorized BDO to respond fully to the inquiries of Tanner concerning the material weaknesses in the Registrant’s internal control over financial reporting.

The Registrant has provided BDO with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that BDO furnish the Registrant with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter of BDO, dated September 22, 2017 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	On September 20, 2017 the Audit Committee engaged Tanner LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Registrant has not consulted with Tanner during its two most recently completed fiscal years prior to its appointment as Registrant’s auditor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s consolidated financial statements, or any other matters or reportable events as identified in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of BDO, dated September 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: September 22, 2017	/s/ B. Sonny Bal
B. Sonny Bal, MD Chief Executive Officer